EXHIBIT 21


                         Subsidiaries of the Registrant

                         SUBSIDIARIES OF THE REGISTRANT


                                                                Ownership Percentage        State of
     Parent                        Subsidiary                   of Organization           Incorporation
---------------------        ----------------------------       --------------------      -------------

East Texas Financial         First Federal Savings                    100%                   Delaware
     Services, Inc.          and Loan Association
                                     of Tyler

First Federal Savings        Gilstar Service Corporation              100%                   Texas
and Loan Association
         of Tyler

The financial statements of the Registrant are consolidated with its subsidiary.


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